                                                                    Exhibit 99.1

BANCORP RHODE ISLAND, INC.

Bancorp Rhode Island, Inc., To Hold Earnings Conference Call

PROVIDENCE,  R.I. - (BUSINESS  WIRE) - December 19, 2005 - Bancorp Rhode Island,
Inc.  (NASDAQ:  BARI) will host a conference call at 10:00 a.m.  Eastern Time on
Wednesday,  December  21, to give  guidance  on its 2005  earnings  and  discuss prospects for 2006.

The conference call can be accessed by dialing toll free (800) 231-5571.  Please phone no later than 9:55 a.m. December 21 to participate.  A Webcast of the call will also be available on the Company's website, www.bankri.com.

There will be a  playback  of the call  available  until  11:59 p.m.  on Friday,
December 23. The replay dial-in number is (877) 519-4471.  When prompted,  enter the conference ID number 6844713.

Bancorp  Rhode  Island,  Inc.  is the parent  company of Bank  Rhode  Island,  a full-service,  FDIC-insured  financial institution  headquartered in Providence,
RI.

CONTACTS:            Bancorp Rhode Island, Inc.
                     Marie van Luling, 401-456-5015 x.1584
                     mvanluli@bankri.com

OURCE:               Bancorp Rhode Island, Inc.

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